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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 29, 2005 relating to the financial statements and financial statement schedules of Penn Treaty American Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Cleveland, PA
May 13, 2005